Exhibit 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statement on Form S-3 dated January 19, 2007 of Quest Resource Corporation of our report dated March 1, 2006 related to the financial statements which appear in Quest Resource Corporation's Form 10K for the year ended December 31, 2005.


Murrell, Hall, McIntosh & Co., PLLP

/s/ Murrell, Hall, McIntosh & Co., PLLP


Oklahoma City, Oklahoma
January 19, 2007